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                                                                    Exhibit 3.96

                                TOLL PA GP CORP.

                                    formerly

                             TOLL LAND CORP. NO. 35

                                     BY-LAWS

                              ARTICLE I. Offices.

         1.1 Principal Office. The principal office of the Corporation shall be located at 3103 Philmont Avenue, Huntingdon Valley, PA 19006. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or as the business of the corporation may require.

         1.2 Registered Office. The registered office of the Corporation Registered the Commonwealth of Pennsylvania need not be identical with the said principal office, but may be changed from time to time as the Board of Directors may determine.

                           ARTICLE II. Shareholders.

         2.1 Annual Meeting. The annual meeting of the shareholders shall be held in each year commencing in 1993, at 10 o'clock a.m. local time on such date and at such time as the Board of Directors may adopt by a two-thirds vote thereof. The adoption of such other date or time shall be promptly recorded with the Secretary of the Corporation. If the day fixed for the annual meeting shall be a legal holiday in the Commonwealth of Pennsylvania, such meeting shall be held on the next succeeding business day. If the annual meeting has not been held during a calendar year, any shareholder may call such meeting by following the procedure set forth in Section 2.2 hereof.

         At the annual meeting, the shareholders shall elect Directors for the ensuing year and may transact such other business as may properly come before the meeting.

         2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President, or by the Board of Directors, or by the shareholders entitled to cast at least one-fifth (1/5) of the votes which all shareholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, the Secretary shall fix the date of the meeting to be held not more than sixty (60) days after receipt of the request and give due notice thereof to the shareholders entitled to vote thereat. If the Secretary shall neglect or refuse to fix such date or give such notice, the person or persons calling the meeting may do so.

         2.3 Place of Meeting. The Board of Directors may designate any place, either within, or without the Commonwealth of Pennsylvania (if a majority of the directors or shareholders thereof are citizens of another state), as the place of meeting for such directors or shareholders, except that the annual meeting for the election of officers of the Corporation must be held in the Commonwealth of Pennsylvania. If no designation is made by the Board of Directors, the place of meeting shall be at the principal office of the Corporation in the Commonwealth of Pennsylvania.

         2.4 Notice of Meeting. Written notice shall, unless otherwise provided by statute, be given by, or at the direction of, the person authorized to call the meeting, to shareholders entitled to vote at the meeting who are shareholders as of the record date as provided in Section 2.6 hereof, not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to the address of the shareholder appearing on the books of the Corporation, or supplied by the shareholder to the Corporation for the purpose of notice. Such notice shall state the place, date and hour of the meeting. When required by these By-Laws or by statute, such notice shall also state the general nature of the business to be transacted.

         2.5 Sufficiency of Notice. Any notice required hereunder shall be deemed to have been given to the person entitled thereto (a) if sent by mail, when deposited in the United States mail, postage prepaid, or (b) when lodged with a telegraph office for transmission with charges prepaid, or (c) when delivered personally.


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         Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person at any meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express and stated purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         2.6 Record Date. The Board of Directors may fix in advance a date as the record date for the determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date for which such determination of shareholders is necessary or proper. If no record date is fixed for the determination of shareholders entitled to receive notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend or such other entitlement, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend or other entitlement is adopted, as the case may be, shall be the record date for such determination of shareholders.

         2.7 Voting List. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The stock ledger shall be used to determine who are the shareholders entitled to examine such list or stock ledger or to vote, in person, or by proxy, at any meeting of the shareholders.

         2.8 Quorum. Except as otherwise required by law, the presence of shareholders, in person or by proxy, entitled to cast at least a majority of the votes which all Common Shareholders (plus such other shareholders who may from time to time be entitled to vote with the holders of Common Shares) are entitled to cast shall constitute a quorum. With respect to the consideration of any particular matter as to which the shareholders of any class or series shall be entitled to cast a vote separate from the vote of the Common Shareholders, the presence of shareholders, in person or by proxy, entitled to cast at least a majority of the votes which all such class or series of shareholders are entitled to cast on such particular matter shall constitute a quorum of such class or series of shareholders for the purpose of considering such matters. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. When a meeting called for the election of directors has been once adjourned because a quorum had not attended, those shareholders entitled to vote in the election of directors who attend the second of such adjourned meetings, although less than a quorum as fixed in these By-Laws or in the Articles of Incorporation or by statute, shall nevertheless constitute a quorum for the purpose of electing directors.

         2.9 Acts of Shareholders. Unless a greater or different vote shall be required as to a particular matter by the Articles of Incorporation or by these By-Laws or by applicable statute, an act authorized by the vote of the holders of a majority of those Common Shares (plus holders of such other shares which may from time to time be entitled to vote with the holders of Common Shares) present in person or by proxy at a duly organized meeting shall be the act of the shareholders.


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         2.10 Adjournment. Adjournment or adjournments at any annual or special meeting may be taken as may be directed by a majority of votes cast by the shareholders present in person, or by proxy entitled to cast the votes which the Common Shareholders (plus such other shareholders who shall at the time be entitled to vote with the holders of Common Shares on the matters to be considered at the meeting) may cast. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which such adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Adjournment of any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods, not to exceed fifteen (15) days each, as directed by the shareholders present in person or by proxy, provided that they constitute at least a majority of the votes entitled to be cast at an election of directors.

         2.11 Proxies. At all meetings of shareholders, a shareholder entitled to vote on a particular matter may vote in person entitled to vote on a particular matter may vote in person or may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of the proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. The Secretary may treat any proxy delivered to him as valid, unless before the vote is counted or the authority is exercised, written notice of any invalidity, together with such supporting information as shall enable a judgment to be rendered, is given to the Secretary.

         2.12 Voting Rights. Unless otherwise provided in the Articles of Incorporation or in a duly filed statement establishing the rights of classes or series, only the holders of Common Stock shall be entitled to vote at a meeting of the shareholders.

         2.13 Nomination of Directors. Nominations for election to the office of director at an annual or special meeting of shareholders shall be made by the Board of Directors, or by the Executive Committee, or by petition in writing delivered to the Secretary of the Corporation not fewer than thirty-five (35) days prior to such shareholders' meeting, signed by the holders of at least one percent (1%) of the shareholders' shares entitled to be voted in the election of directors. Unless nominations shall have been made as aforesaid, they shall not be considered at such shareholders' meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of director at such meeting, in which events nominations may be made at the shareholders' meeting by any person entitled to vote in the election of directors.

         2.14 Election by Ballot. The election of directors shall be by ballot upon demand before the voting begins by a shareholder entitled to vote at such election. Unless so demanded, voting need not be by ballot.

         2.15 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. The number of Inspectors shall be one or three. The Inspectors of Election shall determine the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum, the authenticity, validity and effect of proxies; hear and determine all challenges and questions arising in connection with the right to vote; receive, count and tabulate all votes or ballots, and determine the result; and do such other acts as may be necessary and proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the Meeting, or of any shareholder or his proxy, the Inspectors shall make a report in writing of any challenge of question or matter determined by them, and execute a certificate of any fact found by them. If there be three Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision and/or certificate of all. Any report or certificate made by the Inspectors of Election shall be prima facie evidence of the facts stated therein.

         2.16 Consent of Shareholders in Lieu of Meeting. Any action which may be taken at any annual or special meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.


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         Any action which may be taken at a meeting of the shareholders, or of a class of shareholder, may be taken without a meeting, if a consent, or consents, in writing to such action, setting forth the action so taken, shall be signed by the shareholders entitled to cast the greater of two-thirds (2/3) of the votes which all shareholders are entitled to cast at a meeting for such purpose or the minimum percentage of the vote required by the Pennsylvania Business Corporation Law (Act of May 5, 1933, P.L. 364, as amended) for the proposed action and shall be filed with the Secretary of the Corporation. Such action shall not become effective until after ten days' written notice of such consent in writing to such action shall have been given to each shareholder of record entitled to vote thereon.

                       ARTICLE III. Board of Directors.

         3.1 Number. Tenure and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall be three (3) in number. The directors shall be elected at the annual meeting of the shareholders as provided in Section 2.1 of these By-Laws, and each director elected shall hold office until his successor is elected and qualified. Directors shall be natural persons of full age and need not be shareholders in the Corporation.

         3.2 Powers and Authorization. In addition to the powers and authority by these By-Laws expressly conferred, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts not by statute or by the Articles or by these By-Laws directed or required to be exercised or done only by the shareholders. The Board shall have the power to elect the Chairman of the Board by majority vote, to delegate any of the powers exercised or exercisable by the Board to any standing or special committee, or to any officer or agent, or to appoint any person to be the agent of the Corporation, with such powers, including the power to subdelegate, and upon such terms as the Board shall deem appropriate.

         3.3 Meetings. Meetings of the Board of Directors shall be held at such times and places, either within or without the Commonwealth of Pennsylvania, as may be fixed by resolution of the Board, or by the President, or upon written demand of a majority of the directors.

         3.4 Notice. Notice of a meeting of directors or of any committee of the Board of Directors shall be delivered at least one day prior to such meeting by oral, telegraphic or written notice. If mailed, such notice shall be deemed to be delivered on the second day following the day deposited in the United States mail, addressed to the director at his business address, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered on the day the telegram is delivered prepaid to the telegraph company, addressed to the director at his business office. Notice of a meeting need only state the place, day and hour of the said meeting.

         A director may waive notice of any meeting in a writing signed either before or after the time stated. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         3.5 Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Directors shall be deemed present at a meeting of the Board of Directors if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other.

         The act of the majority of the directors voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

         3.6 Unanimous Consent. Any action which may be taken at the meeting of the directors, or by action of the members of the Executive Committee or by the members of any other committee appointed by the Board, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

         3.7 Compensation. Directors as such need not receive any compensation for their services. By resolution of the Board, a stated salary may be fixed for the directors, or a fixed sum for, and expenses of, attendance may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation as a member of a committee or an officer or in any other capacity and receiving compensation therefor.

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         3.8 Committees of the Board. The Board may, by resolution adopted by a majority of the whole Board, delegate two or more of its number to constitute an Executive Committee, which, unless otherwise provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board may by resolution adopted by a majority of the whole Board delegate two or more of its members to act as a committee to exercise all power and authority which the Board might exercise in matters as to which the Committee is authorized to act.

         The presence in person or as hereafter provided of one-half (1/2) of the members of the Executive Committee or any other committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those members of such committee voting at a meeting at which a quorum is present shall be the act of the committee. Members of the Executive Committee or any other committee shall be deemed as being present at a meeting of such committee if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent to disqualified member.

         3.9 Removal of Directors. Any individual director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors, but such removal shall not occur if the votes of a sufficient number of shares are cast against the resolution for his removal which, if cumulatively voted at an annual meeting of shareholders, would be sufficient to elect one or more directors.

         The entire Board of Directors may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes shareholders would be entitled to cast at any annual election of directors.

         The Board of Directors may declare vacant the office of a director if he be declared of unsound mind by an order of court, or convicted of a felony or other crime, or for any other proper cause.

         3.10 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board though less than a quorum. A director elected to fill a vacancy shall be a director until a successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or any special meeting duly called for that purpose and held prior thereto.

                             ARTICLE IV. Officers.

         4.1 Executive Officers. The executive officers of the Corporation shall be chosen by the directors and shall be a Chief Executive Officer, a Chief Operating Officer, a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Vice Presidents and one or more Assistant Secretaries and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

         4.2 Qualifications. Any number of offices may be held by the same person unless the Articles of Incorporation or these By-Laws otherwise provide.

         4.3 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         4.4 Term of Office; Removal. The officers of the Corporation shall hold office for one year and until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, without assigning any cause therefor.

         4.5 Duties of the Officers. Officers of the Corporation shall have such duties and responsibilities as are established from time to time by the Board of Directors of the Corporation.


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         4.6 Vacancies. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office at the pleasure of the Board.

            ARTICLE V. Indemnifications of Directors and Officers.

         5.1 Directors Officers and Agents - Official Capacity. The Corporation shall indemnify and hold harmless to the fullest extent permitted under the Pennsylvania Business Corporation Law, the Directors' Liability Act (the "DLA") and other applicable law, as such laws existed on the date this Article V was adopted by the Board of Directors or, except as provided in Article 5.6 hereof, as such laws may thereafter be amended ("Pennsylvania Law"), any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation (collectively, for purposes of this Article V, "Proceeding"), by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, or if a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, and may indemnify and hold harmless to the fullest extent permitted under Pennsylvania law any person who was or is a party or was or is threatened to be made a party to such a Proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or, if an employee or agent of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with such Proceeding and any appeal therefrom; provided, that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

         5.2 Directors Officers and Agents - Non-Official Capacity. The Corporation may indemnify and hold harmless to the fullest extent permitted under Pennsylvania law any person who was or is a party or was or is threatened to be made a party to any Proceeding, by reason of any of his actions in a non-official capacity while serving as a director, officer, employee or agent of the Corporation, against expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with such Proceeding and any appeal therefrom; provided, that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

         5.3 Termination of Proceeding. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person's conduct constituted willful misconduct or recklessness.

         5.4 Expenses. Expenses incurred by a director or officer in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of the Proceeding, provided that, if Pennsylvania law requires, the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as mandated in this Article V or otherwise. Expenses incurred by other employees and agents may be so paid to the extent provided by the Board of Directors, upon receipt of the foregoing undertaking by or on behalf of the employee or agent.

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         5.5 Non-Exclusivity. The indemnification provided by this Article V shall be in addition to and not exclusive of any other rights to which those seeking indemnification may be entitled under Pennsylvania law, or under any by-law, agreement executed by the Corporation, insurance policy, fund of any nature established by the Corporation, vote of shareholders or disinterested directors or otherwise. The indemnification so provided by this Article V or otherwise, may be granted whether or not the Corporation would have the power to indemnify such person under any provision of Pennsylvania law other than the DLA.

         5.6 Contract. The indemnification provisions of this Article V shall constitute a contract between the Corporation and each of its directors, officers, employees and agents who is or may be entitled to indemnification hereunder and who serves in any such capacity at any time while such provisions are in effect. Any repeal or modification of the indemnification provisions of this Article V shall not limit any such person's rights to indemnification (including the advancement of expenses) then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification with respect to proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

         5.7 Funding of Indemnification.

                  (a) The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article V or otherwise.

                  (b) The Corporation may purchase and maintain insurance to insure its indemnification obligations on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V or under any provision of Pennsylvania Law other than the DLA.

         5.8 Duration. The indemnification provided by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         5.9 Conditions. The Corporation may impose reasonable restrictions upon any persons seeking indemnification (including advanced expenses) under this
Article including, but not limited to, a condition to the effect that, except to the extent differing interests compel another result, persons to be indemnified under this paragraph may be required to share the same counsel and other services.

         5.10 Limitation on Director's Personal Liability.

                  (a) To the fullest extent permitted under the DLA, as it existed on the date this Article V was adopted, or, except as provided in subarticle (e), as such law may thereafter be amended, a director of this Corporation shall not be personally liable for monetary damages as a result of any action or failure to act unless both (1) the director has breached or failed to perform the duties of his office under Section 8363 of the DLA, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

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                  (b) The provisions of this Article 5.10 shall not apply to (1)
the responsibility or liability of a director pursuant to any criminal statute, or (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

                  (c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendre, or its equivalent, shall not, of itself, create a presumption that the director breached or failed to perform the duties of his office under Section 8363 of the DLA and that the breach or failure to perform constituted self-dealing, willful misconduct or recklessness.

                  (d) Notwithstanding the date of adoption of this Article 5.10, the provisions of Article 5.10 shall apply to any actions filed or breaches of performance of duty or any failure of performance of duty by any director.

                  (e) No amendment to or repeal of this Article V or the relevant provisions of the DLA shall reduce the limitation on directors' personal liability for or with respect to any events, acts or omissions of such director occurring prior to such amendment or repeal, including, without limitation, the limitation on personal liability with respect to any Proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

         5.11 Scope. If any provision of this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent of the Corporation, as to expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, punitive and other damages, judgments, fines penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

                 ARTICLE VI. Corporate Records and Statement.

         6.1 Records. There shall be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or copy of its By-Laws, including all amendments or alterations thereto to date. An original or duplicate share register shall also be kept at the principal office and at the office of its transfer agent or registrar, giving the names of the shareholders, their respective addresses, and the number and classes of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.

         6.2 Annual Statement. The President and Board of Directors shall present at each annual meeting of shareholders such statement of the business and affairs of the Corporation for the preceding year as they shall deem appropriate. No financial or other statement of the Corporation need be sent to shareholders unless the Board of Directors shall so determine. Such statements shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

            ARTICLE VII. Share Certificates Transfer of Stock. Etc.

         7.1 Issuance. The Board of Directors shall have the power, by resolution duly adopted, to issue from time to time, in whole or in part, the kinds or classes of shares authorized in the Articles of Incorporation.

         Share certificates shall bear the signature of the Chief Executive Officer, Chief Operating Officer, President or Vice President and Secretary or Assistant Secretary and the corporate seal, which may be a facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar, the signatures of the Chief Executive Officer, Chief Operating Officer, President or Vice President and Secretary or Assistant Secretary upon such certificate may be facsimiles, engraved or printed.


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

         7.2 Transfers of Shares. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code or other applicable federal, state or local law.

         No transfer or assignment shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact, until such transfer assignment is registered on the books of the Corporation.

         7.3 Absolute Owner. The Corporation shall be entitled to treat the registered holder of any shares as the prima facie owner thereof. If objection is made by the actual shareholder at the time the ballot is tendered, which objection is accompanied by a written statement under oath that the person in whose name such stock is registered is not the true owner thereof, it shall be the duty of the judges of the election to inquire and determine summarily whether the facts are as represented in such statement, and if so the vote tendered shall be rejected.

         7.4 Lost Destroyed or Mutilated Certificates. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                    ARTICLE VIII. Miscellaneous Provisions.

         8.1 Signatures on Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

         8.2 Securities of Other Corporations. The President, or the Secretary, shall have full power to vote, appoint proxies or otherwise perform any act as a shareholder with respect to any shares or other securities of any corporation owned by this Corporation, including the power to sell, convert, exchange, pledge or encumber such securities.

         8.3 Fiscal Year. The fiscal year of the corporation shall end on October 31.

                            ARTICLE IX. Amendments.

         9.1 These By-Laws may be altered, amended or repealed by a majority of the holders of all Common Shares entitled to vote (plus the holders of such other shares as may then be entitled to vote with the holders of Common Shares) present in person or by proxy at any regular or special meeting duly convened. These By-Laws may also be altered, amended or repealed by a majority vote of the members of the Board of Directors, subject always to the power of the shareholders to change such action.


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